UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 17, 2006

Natus Medical Incorporated

(Exact name of registrant as specified in its charter)

000-33001

(Commission File Number)

Delaware	77-0154833
(State or other jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1501 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices)

650-802-0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the Amendment No. 3 to Preferred Stock Rights Agreement between Natus Medical Incorporated (the “Company”) and Wells Fargo Bank, National Association (“Wells Fargo”) and further described under Item 3.03 of this report. The disclosure contained in Item 3.03 is incorporated by reference into this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders.

On August 17, 2006, the Preferred Stock Rights Agreement originally dated as of September 4, 2002 and amended and restated as of October 8, 2002, as amended by Amendment No. 1 dated February 14, 2003 and Amendment No. 2 dated March 15, 2005 between the Company and Equiserve Trust Company, N.A. (the “Rights Agreement”) was amended by an Amendment No. 3 to the Rights Agreement (“Amendment No. 3”) between the Company and Wells Fargo. Wells Fargo serves as the Company’s transfer agent and registrar for the Company’s common stock. The Company also has a credit facility with Wells Fargo. The Rights Agreement and Amendment No. 3 relate to Preferred Stock Purchase Rights of the Company. Amendment No. 3 effects the following:

(1)	Appoints Wells Fargo as “Rights Agent” (as defined in the Rights Agreement) under the Rights Agreement,

(2)	Changes the address for notices under the Rights Agreement, and

(3)	Increases the threshold percentage of ownership that would result in a person or group being an “Acquiring Person” (as defined in the Rights Agreement) under the Rights Agreement from 20% to 25%.

The above description of Amendment No. 3 to the Rights Agreement is qualified in its entirety by Amendment No. 3, which is attached to this report as Exhibit 99.01 and is incorporated by reference into this Item 3.03.

Item 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d)	Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description
99.01	Amendment No. 3 To Preferred Stock Rights Agreement between the Natus Medical Incorporated and Wells Fargo Bank, National Association, dated August 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATUS MEDICAL INCORPORATED (Registrant)

Dated: August 17, 2006	By:	/s/ James B. Hawkins
James B. Hawkins
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.01	Amendment No. 3 To Preferred Stock Rights Agreement between the Natus Medical Incorporated and Wells Fargo Bank, National Association, dated August 17, 2006.